UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2021

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 Clopper Road Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 654-1450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of William Brown as Chief Financial Officer

On December 9, 2021, William Brown, the Chief Financial Officer, principal accounting officer and principal financial officer of Altimmune, Inc. (the “Company”), submitted notice to the Company’s Board of Directors (the “Board”) of his resignation, effective as of December 31, 2021. Mr. Brown is leaving the Company in order to pursue other opportunities and his decision to resign was not the result of any disagreement with the Company.

Appointment of Richard I. Eisenstadt as Chief Financial Officer

On December 13, 2021, the Company issued a press release announcing the decision of the Board to appoint Mr. Richard I. Eisenstadt as the Company’s Chief Financial Officer (“CFO”), effective December 31, 2021. Mr. Eisenstadt will serve as the Company’s principal accounting officer and principal financial officer.

Prior to joining the Company, Mr. Eisenstadt, 63, served as Chief Financial Officer, Secretary and Treasurer of Aytu BioPharma, Inc. (NASDAQ: AYTU) since March 2021, when Aytu BioPharma, Inc. completed a merger with Neos Therapeutics, Inc., where Mr. Eisenstadt served as Chief Financial Officer from May 2014 until the merger in March 2021. Prior to that, Mr. Eisenstadt served as Chief Financial Officer of ArborGen Inc. from January 2013 to May 2014, and as Vice President of Finance and Chief Financial Officer of Tranzyme, Inc., now part of Mallinckrodt plc (NYSE: MNK) from June 2003 to December 2012. He previously held financial leadership positions at Cogent Neuroscience, Inc. and Nimbus CD International, Inc. Mr. Eisenstadt received his M.B.A. from James Madison University and his B.A. in Economics from the University of North Carolina, Chapel Hill.

In connection with Mr. Eisenstadt’s appointment as Chief Financial Officer, the Company and Mr. Eisenstadt entered into a new employment agreement, dated December 10, 2021 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Eisenstadt will receive an annual salary of $425,000 and be eligible for an annual bonus, with a target bonus of 40% of his base salary, based on achievement of performance goals established by the compensation committee of the Board. Mr. Eisenstadt will also receive a signing bonus of $120,000, which will be subject to repayment by Mr. Eisenstadt in the event Mr. Eisenstadt’s employment is terminated by the Company with “Cause” or by reason of Mr. Eisenstadt’s resignation without “Good Reason” (each as defined in the Employment Agreement) on or prior to December 31, 2022. Mr. Eisenstadt will receive an equity grant to purchase 150,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of such shares on the date of grant (the “Option Grant”). Twenty-five percent of the Option Grant will vest and become exercisable on December 31, 2022, and the balance of the Option Grant will vest ratably over thirty-six months thereafter, subject to Mr. Eisenstadt’s continued employment. Mr. Eisenstadt will also receive an equity grant of 50,000 restricted stock units (the “RSU Grant”). Twenty-five percent of the RSU Grant will vest and become exercisable on December 31, 2022, and the balance of the RSU Grant will vest in equal annual installments for the following three years, subject to Mr. Eisenstadt’s continued employment. Mr. Eisenstadt is also eligible to participate in the Company’s employee benefit plans available to its employees, including its stock option plan, subject to the terms of those plans.

In the event that Mr. Eisenstadt is terminated by the Company without Cause or resigns for Good Reason, Mr. Eisenstadt will be entitled to, subject to his execution of and compliance with a release agreement, (i) cash severance payments in an amount equal to twelve months of Mr. Eisenstadt’s salary existing at the time of his termination, paid in twelve monthly installments and (ii) continuation of COBRA coverage paid by the Company through twelve months following the date of termination.

In the event that Mr. Eisenstadt is terminated without Cause or resigns for Good Reason within twelve months following a “Change in Control” (as defined in the Employment Agreement), Mr. Eisenstadt will be entitled to, subject to his execution of and compliance with a release agreement, (i) cash severance payments equal to the sum of (x) twelve months of Mr. Eisenstadt’s Base Salary (existing at the time of such termination) plus (y) Mr. Eisenstadt’s target Annual Bonus for the year of termination, payable over the twelve month period following such termination; (ii) continuation of COBRA coverage paid by the Company through twelve months following the date of termination and (iii) the acceleration of vesting of all unvested equity awards held by him immediately prior to such termination.

There are no family relationships between Mr. Eisenstadt and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Eisenstadt that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Eisenstadt and any other persons pursuant to which he was appointed as Chief Financial Officer.

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.

The Company will enter into an indemnification agreement with Mr. Eisenstadt in connection with his employment, which will be in substantially the same form as that entered into with the other executive officers of the Company filed as Exhibit 10.24 to the Company's annual report on Form 10-K and incorporated herein by reference.

Item 7.01.	Regulation FD

On December 13, 2021, the Company issued a press release announcing the Employment Agreement with Mr. Eisenstadt and the resignation of Mr. Brown. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated December 10, 2021, by and between Altimmune, Inc. and Richard I. Eisenstadt.

99.1	Press release of Altimmune, Inc. dated December 13, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2021	ALTIMMUNE, INC.

	By:	/s/ Vipin K. Garg
Vipin K. Garg
President and Chief Executive Officer